Exhibit 21.1

Comfort Systems USA, Inc. Subsidiaries

Entity No.	ENTITY NAME	STATE OF ORGANIZATION
1	Accurate Air Systems, L.P.	Texas
2	Accu-Temp GP, Inc.	Delaware
3	Accu-Temp LP, Inc.	Delaware
4	ACI Mechanical USA. Inc.	Delaware
5	ACI Mechanical, Inc.	Delaware
6	AirTemp, Inc.	Delaware
7	ARC Comfort Systems USA, Inc.	Delaware
8	Atlas Comfort Systems USA, L.P.	Texas
9	Atlas-Accurate Holdings, L.L.C.	Delaware
10	Batchelor’s Mechanical Contractors, Inc.	Alabama
11	BCM Controls Corp.	Massachusetts
12	California Comfort Systems USA, Inc.	California
13	Central Mechanical, Inc.	Delaware
14	Climate Control, Inc.	Delaware
15	Comfort Systems USA (Arkansas), Inc.	Delaware
16	Comfort Systems USA (Atlanta), Inc.	Georgia
17	Comfort Systems USA (Baltimore), Inc.	Delaware
18	Comfort Systems USA (Bristol), Inc.	Delaware
19	Comfort Systems USA (Florida), Inc.	Florida
20	Comfort Systems USA (Hartford), Inc.	Delaware
21	Comfort Systems USA (Intermountain), Inc.	Utah
22	Comfort Systems USA (Ohio), Inc.	Ohio
23	Comfort Systems USA (Southeast), Inc.	Delaware
24	Comfort Systems USA (Syracuse), Inc.	New York
25	Comfort Systems USA (Texas), L.P.	Texas
26	Comfort Systems USA G.P., Inc.	Delaware
27	Comfort Systems USA National Accounts LLC	Indiana
28	CS53 Acquisition Corp.	Delaware
29	Design Mechanical, Inc.	Delaware
30	Eastern Heating & Cooling, Inc.	New York
31	Eastern Refrigeration Co., Inc.	New York
32	Granite State Plumbing & Heating LLC	Delaware
33	H&M Mechanical, Inc.	Delaware
34	Hess Mechanical Corporation	Delaware
35	Hudson River Heating and Plumbing, Inc.	Delaware
36	J&J Mechanical, Inc.	Kentucky
37	James Air Conditioning Enterprise Inc.	Puerto Rico
38	Martin Heating, Inc.	Wyoming
39	Mechanical Technical Services, L.P.	Texas
40	MJ Mechanical Services, Inc.	Delaware

Entity No.	ENTITY NAME	STATE OF ORGANIZATION
41	North American Mechanical, Inc.	Delaware
42	Quality Air Heating and Cooling, Inc.	Michigan
43	Quality Professional Employer Organization LLC	Delaware
44	S&K Air Conditioning Co., Inc.	Georgia
45	S.I. Goldman Company, Inc.	Delaware
46	S.M. Lawrence Co., Inc.	Tennessee
47	SA Associates, Inc.	Utah
48	Salmon & Alder, LLC	Utah
49	Seasonair, Inc.	Maryland
50	Sheren Plumbing & Heating, Inc.	Delaware
51	Temp-Right Service, Inc.	Delaware
52	The Capital Refrigeration Company	Delaware
53	Tri-City Mechanical, Inc.	Arizona
54	Western Building Services, Inc.	Colorado